Exhibit 99.1

Lulus Appoints Anisa Kumar to the Board of Directors

CHICO, Calif., November 14, 2022 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today announced the expansion of the size of the Board of Directors (the "Board") from eight (8) directors to nine (9) directors and the appointment of Anisa Kumar to serve as a Class II director, effective as of November 11, 2022. The Board has determined that Ms. Kumar qualifies as an independent director under Nasdaq rules and has appointed her to the Compensation Committee.

“I am pleased to announce the valuable addition of Anisa to our Board of Directors,” said David McCreight, Chief Executive Officer of Lulus. “Her broad e-commerce and retail sector operational, financial, and marketing expertise at Fortune 50 companies as well as fast growth startups over the past 22 years is a major asset to Lulus, and we look forward to collaborating with Anisa as we continue to execute on our long-term growth strategies.”

“Lulus is at an exciting point in its journey as a digitally native women’s fashion retailer. There is significant white space opportunity ahead, and I look forward to bringing my broad e-commerce and retail expertise to the Board of Directors and working with the Lulus team on their strategic growth initiatives,” said Ms. Kumar.

Ms. Kumar brings over 22 years of experience in the retail industry across both e-commerce and brick and mortar channels. Ms. Kumar has been the Chief Customer Officer at Narvar since 2021, leading all aspects of global implementation, customer success and support and customer strategy. Prior to joining Narvar, Ms. Kumar held several senior level e-commerce and operations leadership roles at Levi Strauss & Co. She also held senior operations, finance and strategy roles at Walmart.com after spending nearly a decade leading merchandising, marketing and strategy finance teams at Target Corporation. Ms. Kumar earned an M.S. degree from the University of Bombay and an M.B.A. from the University of California-Davis.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around future opportunities, long-term growth strategies and strategic growth initiatives. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 2, 2022, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contact

Naomi Beckman-Straus

General Counsel and Corporate Secretary

investors@lulus.com

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